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                                                                   EXHIBIT 10.66



                    WAYNE COUNTY EMPLOYEES' RETIREMENT SYSTEM
                          400 MONROE STREET - SUITE 320
                             DETROIT, MICHIGAN 48226

                                  April 1, 2002

Big Buck Brewery & Steakhouse, Inc.
P.O. Box 1430
Gaylord, Michigan  49735-0617

         RE: LETTER AGREEMENT ("LETTER AGREEMENT") CONCERNING FINANCIAL COVENANTS ("COVENANTS")

Gentlemen:

         This Letter Agreement is being written to set forth certain clarifications and modifications concerning the Covenants. All defined terms in the Loan Documents (as defined below) shall have the same meaning in this Letter Agreement. The terms of this Letter Agreement are as follows:

         1. The Tangible Net Worth plus Subordinated Debt of Big Buck Brewery & Steakhouse, Inc. ("Company") shall be not less than $4,500,000 unless approved by Wayne County Employees' Retirement System ("WCERS") in its sole discretion.

         2. The Company shall have until January 1, 2003 to meet the Debt Service Coverage Ratio Covenant set forth in the Loan Documents.

         3. The Company shall have until January 1, 2003 to achieve the Covenant in the Loan Documents requiring current assets less current liabilities (other than subordinated debt) shall be not less than $500,000.

         4. The Company shall have until January 1, 2003 to meet all other Covenants set forth in the Loan Documents unless modified by the parties in writing.

         5. It is expressly acknowledged and agreed that these modifications are subject to the Company complying with all other terms of the various loan documents ("Loan Documents") between the Company and WCERS. If there shall be any default under the other terms of the Loan Documents, WCERS shall have the right to demand full compliance with the Covenants and to enforce its rights and remedies if such compliance is not satisfied by the Company.

         6. The Covenants may not be further amended or modified except by a writing signed by the parties. Except as amended by this Letter Agreement, the Loan Documents are restated and republished in their entirety and remain in full force and effect. This Letter Agreement shall be governed by and construed under the laws of the State of Michigan. This Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

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         If the terms of this Letter Agreement meet with your approval, please indicate by signing below.

                                              Very truly yours,

                                              WAYNE COUNTY EMPLOYEES'
                                              RETIREMENT SYSTEM

                                              By  /s/ Ronald Yee
                                                 ------------------------------
                                                   Its  Director
                                                      -------------------------

Agreed to and accepted by:
Big Buck Brewery & Steakhouse, Inc.

By  /s/ William F. Rolinski
  ----------------------------------
     Its:  President
         ---------------------------